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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Braun Consulting, Inc. on Form S-8 filed June 28, 2000 of our report dated June 9, 2000, appearing in this Annual Report on Form 11-K of the Braun Consulting, Inc. Retirement Savings Plan for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
June 28, 2000